Exhibit 99.2

SCAN TO VIEW MATERIALS & VOTE w ARIS WATER SOLUTIONS, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS VOTE BY INTERNET—www.proxyvote.com or scan the QR Barcode above P.O. BOX 1342 Use the Internet to transmit your voting instructions and for electronic delivery of BRENTWOOD, NY 11717 information up until 10:59 p.m. Central Time on [TBD], 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 10:59 p.m. Central Time on [TBD], 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V79239-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY ARIS WATER SOLUTIONS, INC. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 1. The Merger Agreement Proposal: To adopt the Agreement and Plan of Merger, dated as of August 6, 2025, by and among Aris ! ! ! Water Solutions, Inc. (“Aris”), Aris Water Holdings, LLC (“Aris OpCo”), Western Midstream Partners, LP (“WES”), Arrakis OpCo Merger Sub LLC, Arrakis Holdings Inc., Arrakis Unit Merger Sub LLC and Arrakis Cash Merger Sub LLC, pursuant to which, among other things, Aris and Aris OpCo will become wholly owned subsidiaries of WES through a series of mergers. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting and Proxy Statement/Prospectus are available at www.proxyvote.com. V79240-TBD

ARIS WATER SOLUTIONS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS [TBD], AT [TBD], A.M. CENTRAL TIME The undersigned hereby appoints Amanda M. Brock and Robert W. Hunt Jr., and either of them with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of Aris Water Solutions, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders to be held at Aris Water Solutions, Inc., 9651 Katy Freeway, Suite 400, Houston, TX 77024, on [TBD], at [TBD], a.m. Central Time or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SUCH DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT PROPOSAL AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. CONTINUED AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE